Exhibit 15.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements of Tarena International, Inc. on Form S-8 (No.333-204494, No.333-197226, No. 333-228771 and No.333-270547) of our report dated April 28, 2023, with respect to our audits of the consolidated financial statements of Tarena International Inc. as of December 31, 2021 and 2022 and for the years ended December 31, 2020, 2021 and 2022 and our report dated April 28, 2023 with respect to our audit of internal control over financial reporting of Tarena International Inc. as of December 31, 2022, which reports are included in this Annual Report on Form 20-F of Tarena International Inc. for the year ended December 31, 2022.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

Beijing, China

April 28, 2023

BEIJING OFFICE • Unit 2419-2422 • Kerry Center South Tower • 1 Guang Hua Road • Chaoyang District, Beijing • 100020

Phone 8610.8518.7992 • Fax 8610.8518.7993 • www.marcumasia.com